BLOUNT INTERNATIONAL, INC. & SUBSIDIARIES
SCHEDULE II
CONSOLIDATED SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS

(Dollar amounts in millions)
----------------------------

       Column A               Column B               Column C                 Column D          Column E
       --------             ------------      -------------------------      -----------       ----------
                                                     Additions
                                              -------------------------
                             Balance at       Charged to     Charged to                        Balance at
                            Beginning of       Cost and        Other                             End of
      Description              Period          Expenses       Accounts        Deductions         Period
      -----------           ------------      ----------     ----------      ------------      ----------


Twelve months ended
February 28, 1995
-------------------
Allowance for doubtful
accounts receivable           $   2.2           $   0.8      $   0.1          $   0.5 (1)        $   2.6
                              =======           =======      =======          =======            =======

Twelve months ended
February 29, 1996
-------------------
Allowance for doubtful
accounts receivable           $   2.6           $   1.1      $   0.6 (2)      $   0.4 (1)        $   3.9
                              =======           =======      =======          =======            =======

Ten months ended
December 31, 1996
-----------------
Allowance for doubtful
accounts receivable           $   3.9           $   0.6                       $   1.5 (1)        $   3.0
                              =======           =======                       =======            =======

(1) Principally amounts written-off less recoveries of amounts previously written-off.

(2)  Allowance established for company acquired by purchase.

















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